ADDENDUM NO. 1
To the Memorandum of Agreement dated 20th August 2008
(the “Contract”)
Between
THREE STARS MARITIME S.A. Panama
(the “Sellers”)
And
SKELTON MARITIME LTD., Liberia
A guaranteed nominee of Oceanaut Inc., Marshall Islands
(the “Buyers”)
In respect of m/v “THREE STARS”
(the “Vessel”)

It is Hereby agreed between the Buyers and Sellers that the lifting of the Guarantor’s Board of Director’s Approval referred to in Clause 20 of the Memorandum of Agreement shall be extended from the 30th of September 2008 until latest 31st of October 2008.

In this respect, the delivery laycan referred to in Clause 5 of the Memorandum of Agreement shall be extended from 1st October / 1st December 2008 to 1st November / 31st December 2008 and the cancelling date shall also be extended until 31st of December 2008 in the Buyers’ option.

All other terms and conditions of the above mentioned Contract remain unaltered and in full force.

In witness thereof the parties have caused this Addendum No. 1 to be signed this 5th day of September 2008

For the Sellers	For the Buyers

/s/ Toby English, H. Clarkson & Co. Ltd., Director	/s/ Gabriel Panayotides, Chief Executive Officer and President

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